SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)      September 9, 1997
                                                      (Items 1,5 and 7),
                                                  September 16, 1997 (Item 8)



                        Lund International Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)



            Delaware                      0-16319               41-1568618
(State or Other Jurisdiction of   (Commission File Number)    (IRS Employer
         Incorporation)                                      Identification No.)



         911 Lund Boulevard, Anoka, Minnesota                     55303
        (Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code            (612) 576-4200



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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On September 9, 1997, Mr. Allan W. Lund, the Lund Family Limited Partnership, the Lois and Allan Lund Family Foundation and certain members of Mr. Lund's family (collectively, the "Lund Interests") sold their collective 38% interest in Lund International Holdings, Inc., a Delaware corporation (the "Company"), to an investment vehicle affiliated with Harvest Partners, Inc., a private investment firm. The Company does not, by responding to this Item 1, make the determination that a change in control has occured. For a more complete description of the transaction, see Item 5. Other Events.

ITEM 5.  OTHER EVENTS.

         On September 9, 1997, the Lund Interests sold an aggregate of 1,686,893 shares of the Company's common stock to LIH Holdings, LLC, a Delaware limited liability company ("LIH"), a company affiliated with Harvest Partners, Inc., a private investment firm ("Harvest Partners"), for a price of $11.50 per share plus additional contingent payments on 1,426,501 of the shares. The shares sold to LIH by the Lund Interests constituted approximately 38% of the Company's outstanding common stock. The Stock Purchase Agreement contains customary representations, warranties, covenants and conditions.

         As more fully set forth below, the stock purchase transaction between LIH and the Lund Interests, as well as the related agreements between the Company and Harvest Partners, were considered and approved by a Special Committee of disinterested directors of the Board of Directors of the Company and by the Company's Board of Directors. In connection with the stock purchase transaction, Mr. Lund retired and the Company entered into a Severance and Noncompetition Agreement (the "Severance Agreement") with him. The Company also entered into a three-year Governance Agreement (the "Governance Agreement") with Harvest Partners. The Company and Harvest Partners have also entered into a three-year Services Agreement (the "Services Agreement"), whereby Harvest Partners will provide advisory services to the Company with respect to financial and business matters, assist the Company in implementing a general strategy in connection with the Company's business plan and anticipated growth and assist the Company in structuring and negotiating acquisitions, among other things.

         The purpose of the Governance Agreement entered into by the Company and LIH, among other things, is to put in place certain arrangements relating to the acquisition and disposition of the Company's securities by LIH and to establish other provisions concerning LIH's relationship with the Company. The Governance Agreement provides that LIH shall not, and that LIH will not permit any of its Associates or Affiliates (as defined in the Governance Agreement) to, beneficially own more than 1,933,346 shares of the Company's common stock; provided, however, that this restriction shall not apply in the event of a tender or exchange offer for more than 50% or more of the total outstanding voting securities of the Company that is initiated by a party other than the Company, LIH, any of LIH's Affiliates or Associates, or any person acting in concert with LIH or any of its Affiliates or Associates. The Governance Agreement also provides that the Company can issue shares of its common stock directly to LIH or its Affiliates or Associates with the approval of a majority of the Company's independent directors. In


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addition, the Governance Agreement provides that, prior to its termination, LIH, and each Affiliate or Associate thereof which acquires shares of the Company's common stock pursuant to the terms of the Governance Agreement, will not transfer beneficial ownership of such shares to any other Affiliate or Associate unless such third party becomes a signatory to the Governance Agreement.

         The Governance Agreement further provides that the number of directors comprising the Company's Board of Directors after the closing under the Stock Purchase Agreement (the "Closing") shall be seven, including two individuals nominated by LIH; the Company's Chief Executive Officer; two current independent directors; an additional independent director nominated by a committee consisting of the two directors nominated by LIH and one current independent director and an additional independent director nominated by a committee consisting of two current independent directors and one of the directors nominated by LIH.

         The Governance Agreement provides that the Company and LIH shall use their best efforts to cause the composition of the Company's Board of Directors to continue to reflect the same proportion of directors selected by LIH, independent directors and management set forth above. The Governance Agreement also provides that in the event that the number of shares of the Company's common stock owned by LIH and any of its Affiliates or Associates falls below 50% of the number of shares of such stock acquired by LIH pursuant to the terms of the Stock Purchase Agreement, LIH's right to nominate an individual to the Company's Board of Directors will decrease by one designee. If LIH's holdings in the Company fall below 5% of the number of shares of the Company's common stock acquired by LIH pursuant to the terms of the Stock Purchase Agreement, LIH's right to nominate individuals to the Company's Board of Directors is terminated.

         Finally, the Governance Agreement provides that approval by the Company's Board of Directors of certain corporate transactions requires the affirmative vote of a majority of directors, which majority includes at least one director nominated by LIH. Such matters include, but are not limited to, the following: (i) any amendment to the Certificate of Incorporation or Bylaws of the Company; (ii) any acquisition of another business; (iii) any extraordinary sale, lease, transfer or other disposition of the Company's assets, the book value of which exceeds 2% of the consolidated assets of the Company; (iv) any reclassification, combination, split or similar event involving any debt or equity securities of the Company; (v) any declaration or payment of any dividend or distribution with respect to shares of the Company's capital stock; and (vi) any incurrence of indebtedness not in the ordinary course of the Company's business, if the aggregate amount of such indebtedness, on a consolidated basis, exceeds $5,000,000.

         The Services Agreement entered into by the Company and Harvest Partners provides that Harvest Partners will provide the Company with services from time to time as requested by the Company's Board of Directors. Such services shall include, but not be limited to, (i) generally assisting the Company with respect to financial and business matters as the Company's financial advisor; (ii) recommending and assisting the Company in implementing a general strategy in connection with the Company's accomplishing its business plan and anticipated growth; (iii) assisting the Company in its efforts to structure and negotiate acquisitions and dispositions



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of assets or business units; (iv) if necessary, locating equity partners and structuring the terms of any such equity investment; (v) communicating with the Company's lenders and stockholders, including assisting the Company in the coordination of its investor relation services; (vi) structuring and negotiating refinancings and other lending or borrowing transactions relating to the Company and (vii) providing the Company with such other investment, advisory and related financial services as Harvest Partners and the Company shall deem necessary and appropriate. The term of the Service Agreement is three years, subject to certain contingencies.

         As full payment for all services provided by Harvest Partners to the Company pursuant to the terms of the Services Agreement, the Company has agreed to pay to Harvest Partners a quarterly fee based on achievement of cumulative earnings before interest, taxes, depreciation and amortization ("EBITDA"), as follows:

                                                     Annualized
         Year            Annual Payment             EBITDA Target
         ----            --------------             -------------
          1                 $150,000                 $4.0 million
          2                 $250,000                 $5.5 million
          3                 $400,000                 $7.0 million

         The Severance Agreement was entered into by and between the Company and Mr. Lund. The Severance Agreement provides that, for a period of 12 months, Mr. Lund may not, directly or indirectly, compete with the Company, and may not solicit or recruit any individual employed by the Company or influence or attempt to influence customers, suppliers or vendors of the Company or parties with which the Company does business, or divert their business away from the Company. In connection with the execution of the Severance Agreement, the Company paid Mr. Lund the following amounts: (i) $100,000 as and for severance;
(ii) $450,000 as and for Mr. Lund's agreement not to compete with the Company as well as for his agreement to keep certain Company information confidential; and
(iii) $50,000 for Mr. Lund's release of claims that he either now has, or in the future may have, against the Company. The Company also released Mr. Lund from such claims.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (C)   EXHIBITS

         10.1 Stock Purchase Agreement, dated September 9, 1997, by and among LIH Holdings, LLC, Allan W. Lund, the Lund Family Limited Partnership, Lois and Allan Lund Family Foundation and certain Lund Family Members.

         10.2 Governance Agreement, dated September 9, 1997, between Lund International Holdings, Inc. and LIH Holdings, LLC.

         10.3 Services Agreement, dated September 9, 1997, by and between Harvest Partners, Inc. and Lund International Holdings, Inc.


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         10.4     Severance and Noncompetition Agreement, dated September 9,
                  1997, by and between Lund International Holdings, Inc. and Allan W. Lund.

ITEM 8.  CHANGE IN FISCAL YEAR.

         On September 16, 1997, the Board of Directors of the Company approved a change in the Company's fiscal year end from June 30 to December 31. The date of the Company's new fiscal year end is December 31, 1997. The report covering the transition period will be filed on Form 10-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            LUND INTERNATIONAL HOLDINGS, INC.

Dated:    September 17, 1997                By:     /s/ William J. McMahon
                                                -------------------------------
                                                    William J. McMahon
                                                    Its Chief Executive Officer


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                                  EXHIBIT INDEX

      Exhibit Number                      Description
      --------------                      -----------

         10.1 Stock Purchase Agreement, dated September 9, 1997, by and among LIH Holdings, LLC, Allan W. Lund, the Lund Family Limited Partnership, Lois and Allan Lund Family Foundation and certain Lund Family Members.

         10.2 Governance Agreement, dated September 9, 1997, between Lund International Holdings, Inc. and LIH Holdings, LLC.

         10.3 Services Agreement, dated September 9, 1997, by and between Harvest Partners, Inc. and Lund International Holdings, Inc.

         10.4 Severance and Noncompetition Agreement, dated September 9, 1997, by and between Lund International Holdings, Inc. and Allan W. Lund.